As filed with the Securities and Exchange Commission on December 30, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RW HOLDINGS NNN REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	47-4156046
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3090 Bristol Street, Suite 550
Costa Mesa, California 92626
(855) 742-4862
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Aaron S. Halfacre
President and Chief Executive Officer
RW Holdings NNN REIT, Inc.
3090 Bristol Street, Suite 550
Costa Mesa, California 92626
(855) 742-4862
 (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:
Lauren B. Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin, LLP 3343 Peachtree Road, NE 1600 Atlanta Financial Center Atlanta, Georgia 30326 (404) 233-7000	Shelly A. Heyduk, Esq. O’Melveny & Myers LLP 610 Newport Center Drive Suite 1700 Newport Beach, California 92660 (949) 823-7968	Gregory W. Preston, Esq. Corporate Law Solutions, P.C. 907 Sandcastle Drive Corona del Mar, California 92625 (949) 760-0107

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions to the merger described in the Joint Proxy Statement and Prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-233923
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities being registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class C Common Stock, $0.001 par value per share	110,000	N/A	$1,117,600	$145.06
(1)
Represents the maximum number of additional shares of the Registrant’s Class C common stock to be issued in connection with the merger described herein. RW Holdings NNN REIT, Inc. (the “Registrant”) has previously registered 7,944,533 shares of Class C common stock pursuant to the registration statement on Form S-4 (Registration No. 333-233923), which was declared effective by the Securities and Exchange Commission on October 22, 2019. The Registrant now anticipates that up to 8,054,533 shares of its Class C common stock may be issued pursuant to the merger.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the Registrant’s net asset value of $10.16 per share and the estimated number of additional common shares of Rich Uncles Real Estate Investment Trust I that may be exchanged for the Registrant’s Class C common stock pursuant to the merger.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4, as amended (Registration No. 333-233923) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 22, 2019, RW Holdings NNN REIT, Inc. (the “Registrant”) registered an aggregate of 7,944,533 shares of its Class C common stock and paid an aggregate fee of $9,782.83. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 110,000 additional shares of its Class C common stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of September 19, 2019, by and among the Registrant, Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub, LP. In connection with the registration of additional shares of its Class C common stock, the Registrant is paying an additional registration fee of $145.06.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Venable LLP as to the legality of the securities
8.1*	Tax Opinion of Morris, Manning & Martin, LLP regarding reorganization
8.2*	Tax Opinion of Morris, Manning & Martin, LLP regarding qualification as a REIT
23.1*	Consent of Venable LLP as to the legality of the securities (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)
23.2*	Consent of Morris, Manning & Martin, LLP as to tax issues regarding reorganization (included as part of the opinion filed as Exhibit 8.1 hereto and incorporated herein by reference)
23.3*	Consent of Morris, Manning & Martin, LLP as to tax issues regarding qualification as a REIT (included as part of the opinion filed as Exhibit 8.2 hereto and incorporated herein by reference)
23.4*	Consent of Ernst & Young LLP, independent registered accounting firm
23.5*	Consent of Squar Milner LLP, independent registered accounting firm for RW Holdings NNN REIT, Inc.
23.6*	Consent of Squar Milner LLP, independent registered accounting firm for Rich Uncles Real Estate Investment Trust I

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 30th day of December, 2019.

RW Holdings NNN REIT, Inc.

By:	/s/ Aaron S. Halfacre
Aaron S. Halfacre
Chief Financial Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Aaron S. Halfacre	Chief Executive Officer, President and Director	December 30, 2019
Aaron S. Halfacre	(Principal Executive Officer)

/s/ Raymond J. Pacini	Chief Financial Officer and Treasurer	December 30, 2019
Raymond J. Pacini	(Principal Financial Officer)

/s/ Sandra G. Sciutto	Senior Vice President and Chief Accounting Officer	December 30, 2019
Sandra G. Sciutto	(Principal Accounting Officer)

/s/ Raymond E. Wirta	Chairman of the Board and Director	December 30, 2019
Raymond E. Wirta

/s/ Curtis B. McWilliams	Independent Director	December 30, 2019
Curtis B. McWilliams

/s/ Adam S. Markman	Independent Director	December 30, 2019
Adam S. Markman

/s/ Thomas H. Nolan, Jr.	Independent Director	December 30, 2019
Thomas H. Nolan, Jr.

/s/ Jeffrey Randolph	Independent Director	December 30, 2019
Jeffrey Randolph

/s/ Joe F. Hanauer	Director	December 30, 2019
Joe F. Hanauer